 Exhibit 99.1
FINAL TRANSCRIPT

Conference Call Transcript DBRN - Q3 2007 Dress Barn Earnings Conference Call Event Date/Time: May. 30. 2007 / 8:30AM ET

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FINAL TRANSCRIPT

May. 30. 2007 / 8:30AM ET, DBRN - Q3 2007 Dress Barn Earnings Conference Call

CORPORATE PARTICIPANTS

David Jaffe
Dress Barn, Inc. - President & CEO

Armand Correia
Dress Barn, Inc. - CFO

Keith Fulsher
Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

Lisa Rhodes
Dress Barn, Inc. - Chief Merchandising Officer - Maurices

CONFERENCE CALL PARTICIPANTS

Janet Kloppenburg
JJK Research - Analyst

Robin Murchison
SunTrust Robinson Humphrey - Analyst

Chris Kim
JPMorgan - Analyst

Mark Montagna
C. L. King - Analyst

Mark Mettinger
Stanford Group - Analyst

Shaun Smolarz
Sidoti & Company - Analyst

Ryan Lempheria
Analyst

Tara Darie
Merriman Curhan Ford - Analyst

Unidentified Participant
First Albany Capital - Analyst

Margot Murtaugh
Snyder Capital - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to Dress Barn. Inc. third quarter financial results conference call. At this time, all participants are in a listen-only mode. Later, the Company will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded Wednesday, May 30, 2007. I would now like to turn the call over to Mr. David Jaffe, President and CEO of Dress Barn, Inc. Please go ahead, Mr. Jaffe.

David Jaffe - Dress Barn, Inc. - President & CEO

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FINAL TRANSCRIPT

May. 30. 2007 / 8:30AM ET, DBRN - Q3 2007 Dress Barn Earnings Conference Call

Good morning, everyone. Thank you for joining us today for a review and discussion of the Company's third quarter results. Joining me are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn and Maurices stores. Before our prepared remarks, Armand will make a few introductory comments.

Armand Correia - Dress Barn, Inc. - CFO

Thank you, David. As a reminder, comments or responses to questions made on today's call could include certain forward-looking statements relating to the Company's expectations and beliefs concerning our future business. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated. These risk factors are described in our annual report on Form 10-K for the fiscal year ended July 29, 2006, and our previous quarterly reports on Form 10-Q, all of which have been filed with the SEC. We undertake no obligation to update or revise our forward-looking statements to reflect subsequent events or circumstances. Listeners to this call constitutes their consent to these terms and conditions. Announced of this call was previously issued across the news wire services and this presentation is being simulcast on our website, www.dressbarn.com. A recording of this call will be made available shortly after its conclusion and until June 2nd of 2007. Information on accessing it is available on today's issued third quarter earnings news release.

I would now like to turn the call back over to David.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Armand. For the third quarter, our earnings increased 15% on a comp sales increase of 2%. The first two weeks of our fiscal April were especially difficult, as the unseasonably cold weather impacted our Easter sales. We feel confident that the sales shortfall was a result of the weather, as our March comp sales were up 12% and May continued this trend with comps up 10%; 7% at DB and 18% at Maurices. We are pleased with the rebound in our business in May and feel our business is well positioned to carry this momentum through the balance of the fourth quarter. What concern we share with the market is the strength of consumer spending. Fortunately, our real estate strategy of locating primarily in convenient power centers positions us well as the price of gasoline increases. In May, Maurices' traffic was up 1% and Dress Barn's transactions were up 6%. At Maurices, we have decided to exit the underperforming men's business. As of this June 11th, we will be introducing women's plus size 16 to 24 in approximately 70% of our stores, filling in the space vacated by men's. We have been working on this initiative extensively and are very excited about its prospects for success. Armand and Lisa will be covering this topic in greater depth.

Now I'd like to turn it back to Armand for review of our financial results.

Armand Correia - Dress Barn, Inc. - CFO

Thank you, David. In reviewing our third quarter financial results, it's more like giving a weather report. As much as we try to avoid it as a factor, it's very difficult to ignore, especially given the fact that in those regions of the country where the weather was not a factor, we achieved positive sales results. And as warmer weather arrived, sales accelerated in both divisions giving us confidence that our inventory content is fashion right. Therefore, we were pleased with our overall sales and earnings results for the third quarter. Net sales for the quarter increased 6%, with comps increasing 2%. Our quarterly comp sales increase continues a string of 13 consecutive quarters of increases. This year's quarterly comp sales increase was on top of last year's strong 7% increase, with Dress Barn stores division coming in at a minus 1% compared to a strong 10% increase last year, and Maurices increasing a strong 9% this year on top of its 2% increase last year.

As was the case with most retailers, sales during the quarter were significantly hampered during the first two weeks of April by frigid and wet conditions. During those two weeks alone, we lost approximately $11 million in sales volume versus our plan, an impact of an estimated full four percentage points on our 2% comp sales increase. Unfortunately, this sales drop came during the all-important Easter period, which traditionally represents the biggest sales volume of the year for our Dress Barn's store division.

Net earnings for the quarter increased 15% to $23.1 million or $0.33 per diluted share. This compared to $20.0 million or $0.29 per share last year. Operating margins as a percent of sales were 10.3% of sales compared to last year's 10.4%. By division, Dress Barn stores decreased 50 basis points to 8.9% compared to 9.4% last year. and reflected the deleverage of the minus 1% comp sales, while Maurices increased 30 basis points to 12.9% compared to 12.6% last year. The increase was primarily due to sales leverage from the 9% comp sales increase and would have been greater if not for the planned increase in marketing investment and the accelerated depreciation costs related to the write-off of fixed assets for remodeled stores. Gross profit, net of occupancy and buying costs, for the quarter increased slightly to 41% compared to last year's 40.8%, with Dress Barn stores decreasing 10 basis points, 20%, slightly below last year's 40.1% and Maurices increasing 60 basis points to 42.9% compared to 42.3% last year. The increase was primarily due to occupancy cost leverage.

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FINAL TRANSCRIPT

May. 30. 2007 / 8:30AM ET, DBRN - Q3 2007 Dress Barn Earnings Conference Call

Our overall promotional cadence during the quarter was comparable to last year for Dress Barn stores, but increased for Maurices with additional direct mailings versus last year. We were very pleased with the gross profit results from Maurices during the third quarter, given that the transition out of the men's business required deep markdowns were absorbed by the overall strength of the other businesses. We are estimating a margin neutral impact to our fourth quarter results from the remaining liquidation of our men's business as we transition into the new woman's plus size business. SG&A as a percent of sales increased 30 basis points to 27.5% versus last year's 27.2%. The overall increase was primarily due to the deleverage from the 2% comp sales increase. As we previously mentioned, we continue to believe that our SG&A leverage point begins at approximately 3.5% comp sales increase. This year's quarterly SG&A was also impacted by greater marketing spend for Maurices to help increase customer traffic.

(inaudible) investments nearly doubled during the quarter to $1.4 million versus last year, as we continue to increase our investment balance from strong cash flows. Quarterly earnings were favorably impacted by a lower effective tax rate of 36.5%, but we believe a 38% rate is a more normalized rate for the remainder of the fiscal quarter. Average outstanding shares for the quarter were 62.3 million shares; however, for diluted earnings per share calculation, 69.6 million shares were used. And this includes 5.5 million shares for the conversion feature of our 2.5% senior convertible note, an impact to EPS of approximately $0.03, and 1.8 million shares from our stock option dilution, an impact of approximately $0.01. For the nine-month period, sales increased 9% to $1.047 billion compared to $957 million last year, while comparable sales increased to 5% on top of a 9% increase last year. By division, for the nine-month period Dress Barn and Maurices stores are running both at an increase of 5%.

Net earnings for the nine-month period increased 24% to $67.6 million or $0.97 per diluted share. This compares to $54.5 million or $0.81 per share last year, while operating margins for the nine-month period were 9.9% of sales and 8% last year. By division, Dress Barn stores for the nine-month period were 8.7% of sales, with Maurices stores at 12.1% of sales. Given that our fourth quarter is traditionally Dress Barn's strongest quarter, we estimate Dress Barn stores full-year operating margin at approximately 10%, with Maurices estimated at approximately 12% for the full year. Our balance sheet continues to strengthen and is highly liquid. We ended the quarter with $216 million of cash and marketable securities compared to $135 million at the end of last year's third quarter.

Inventory levels at both divisions continue to be well-controlled, but the mix is more current than last year. Overall inventories increased 12% to $168.8 million and in line with store growth and current sales trends. On an average store basis, Dress Barn store inventories increased 4.5% while Maurices increased 13.5%, which is supported by the 10.5% increase in the total number of Maurices stores at the end of the third quarter versus last year. A further analysis of inventory reflects that on a square footage basis, inventories increased 4% for Dress Barn stores and 15.5% from Maurices stores. Day sales results were also reported this morning, and as David indicated, total sales overall increased 14% while comp store sales increased a strong 10% on top of last year's 9% increase. By division, Dress Barn stores increased 7% on top of last year's 13% increase, while Maurices increased a very strong 18% compared to a minus 2% last year.

We believe that May's strong sales results were driven by fashion-right summer merchandise, with the improved weather to more summer like conditions, and pent up demand from April, as well as an effective and incremental marketing campaign, especially at Maurices. While comp sales comparisons for our fourth quarter remain challenging up against a 7% increase last year, we remain optimistic that both divisions can continue the positive comp sales momentum into June and July, especially Maurices, which was up against a minus 3% comp decline for last year's fourth quarter. For the full year earnings per share guidance for fiscal July of 2008, we expect to provide it during a review of our fourth fiscal quarter and year-end July 2007 results, which are scheduled to be released on the morning of Wednesday, September 19, 2007.

I would now like to introduce Keith Fulsher, Dress Barn stores Chief Merchandising Officer. Keith?

Keith Fulsher - Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

Thanks, Armand. Although our Dress Barn stores quarterly sales performance (inaudible) due to weak April, we are very pleased that our major (inaudible) is back on track being driven by a number of strong fashion trends. Our dress business is surpassing expectations. We continued to post impressive sales and margin gains on top of a strong season last year. Key looks include knit dresses and cotton sun dresses in a variety of fashion silhouettes. Prints are driving the business across many different patterns and color combos, with monotones and geometrics being exceptionally good. In sports wear, longer-length tops in novelty bodies and prints, with details such as belts and roushings are strong. To complement the longer tops, alternative-length bottoms from city shorts to capris, are also performing very well. Shine is selling across all categories in fabrications such as [sharmus] and shantung. For color, black and white continues to be the color story of the season, but now with accents of bright colors, with reds and turqs being the strongest. Brown also continues to perform well and is gaining in strength as we head into the summer selling season.

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FINAL TRANSCRIPT

May. 30. 2007 / 8:30AM ET, DBRN - Q3 2007 Dress Barn Earnings Conference Call

Our inventories at the end of May are in very good shape, being more current than last year. We are well-positioned in the key fashion businesses I have talked about, with a consistent flow of new product over the rest of the quarter. In addition, we have depth in the traditional summer categories such as shorts, tees, and capris. We continue to aggressively promote our clearance merchandise, which leads to less crowded stores and a better shopping environment for our customers. In summary, although the next few months presents some challenging comps to anniversary, we are confident that our assortments are on target to meet or exceed plan. Our focus on presenting unique fashionable merchandise to our customers coupled with our emphasis on lifestyle merchandising has us well-positioned to deliver a strong fourth quarter.

I'd now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurices.

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

Thank you, Keith. At Maurices we're pleased with the 9% comp we delivered in the third quarter, and as Armand mentioned, this trend built momentum in May at an 18% comp increase. Essential to these results has been the continued enhancement of creating unique lifestyle concept shops. The differentiation of color and style has allowed us to satisfy more guests. Key looks in tops have been baby doll silhouettes in casual and dressy, tees and layering tanks, all a bit longer in length. In bottoms shorts, both solid and plaid, and capris have been important. For the quarter, our initiative categories of lounge wear, dresses, and wear-at-work essentials all produced strong comps. In addition to these businesses, casual tops, particularly knits, and casual bottoms, driven by shorts and denim, achieved positive results. Color has been another key contributor to our trend. Bright in shades of pinks, corals, blues, greens, and yellow all grounded to black, white, or brown.

At Maurices we're continually evaluating productivity. Through this analysis, as well as listening to our customer, we have made the decision to exit the men's business. This decision has created a new opportunity. At this time, we're very excited to announce our newest initiative. On June 11th, we'll introduce plus sizes 16 to 24 to over 400 of our Maurices stores. The assortment of this new 16 to 24 concept shop will offer both casual and dressy looks, which are stylish, on trend, and complementary to our current apparel mix. The addition of sizes 16 to 24 allows Maurices to meet the needs of new customers who up until now have had limited fashion choices available to them in our communities.

As mentioned earlier, our May results were very strong, achieving an 18% comp increase. We're particularly pleased with the solid performance of our existing women's business, which achieved a 17% comp for the month. The strength of the women's business has allowed us to accelerate our men's exit strategy and still exceed our margin expectations for the month. As we enter June, men's merchandise represents less than 3% of total chain inventory. We have largely exited the men's business and anticipate no erosion to our fourth quarter estimates tied to the remaining men's liquidation. As we look ahead to the launch of sizes 16 to 24 initiative, we're excited at the incremental lift this new concept will provide. That said, we recognize new product rollouts, experience, a maturation period, in both sales productivity and margin performance. While our plans do not call for the shops to deliver the sales per square foot of our existing apparel business, we expect it will produce greater sales per square foot than men's. The rollout of 16 to 24 allows us at Maurices to focus all of our energies on this female customer, reinforcing our brand position.

I'd now like to turn the call back to David Jaffe.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Lisa. To support our merchandising objectives, the third quarter marketing initiative will focus on driving sales and productivity in both the Dress Barn and Maurices brand. The evolution in both brands personality continues to be a primary focus in both our stores and direct to our customers. Dress Barn introduced a new advertising campaign in March and Maurices is in the process of unveiling a new look, which officially makes its debut at back to school in July. In direct mail, Dress Barn had two successful pieces that anniversaried last year. Our spring sale postcard of 1.7 million pieces and our spring fashion book of 1.6 million pieces. Maurices also distributed two million piece mailers, one in February, which was totally incremental, another one in March, which tripled the size of the mailer last year. (inaudible) was a pull-tab postcard that drove all metrics for sales, response rates, AOV and ROI as well as traffic. We were pleased with the March fashion mailer that also generated very positive results and represented 41% of sales. During high traffic periods, bounce backs in both brands are distributed to be redeemed later as well as outreach pieces that help to drive both new and existing customers into our store.

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FINAL TRANSCRIPT

May. 30. 2007 / 8:30AM ET, DBRN - Q3 2007 Dress Barn Earnings Conference Call

Utilizing CRM to evaluate the behavior of our customers has allowed us to tailor programs for specific customer segments and reward our best customers, many of whom hold one of our proprietary credit cards, which continue to gain in terms of market share as a percent of sales. As we look to the fourth quarter, both brands, again, have scheduled two direct mail pieces. Dress Barn just completed its Mother's Day postcard. testing different formats with positive results, and in July, we will send our biannual private sale postcard. Maurices had a mailer in May, a million pieces, which again almost tripled last year's, testing two different offers that generated outstanding results and represented 42% of sales. Anniversarying last year, we will be sending a million piece fashion piece in July for back to school that debuts sizes 16 to 24.

Turning to real estate, in Dress Barn, 19 of 21 spring openings occurred in the third quarter for a total of 41 for the year. We expect to close ten stores in the fourth quarter, making it 20 closed for the year for a net of 21 openings or a 3.5% net square footage increase. Maurices opened 17 stores in the third quarter and we project another 30 new stores in the fourth quarter. For the year, about 65 openings in addition 24 relocations, net of three closings, gives us a 10% net square footage increase. Many of these stores and our new (inaudible) have assigned 5,000 square feet to accommodate the 16 to 24 initiative. Thus far, the spring openings are performing above planned, as are the fall new stores.

To conclude here, the conversion of men's to the 16 to 24 is an important milestone for Maurices. The store can focus completely on its female customer and offer the same fashion value to a new segment of customers. With this change we've begun a process of studying all our customer touch points, from store design to marketing and sales associate training, to ensure we are closely aligned with our customers' preferences. This initiative is a prime example of our efforts to improve store productivity and operating margins by examining all aspects of our business model and challenging long-held beliefs. At $216 million, our cash position provides a significant war chest for acquisitions. Unfortunately, we have become discouraged by high prices and lack of opportunities that meet our acquisition criteria. We will continue our search; however, we will also begin exploring other options to use our cash to enhance shareholder value.

Third quarter sales were a bit below our initial expectations. However, good cost controls and more full price selling resulted in good earnings conversion. Inventories are on trend and at appropriate levels. The exit out of men's and the entry into plus sizes at Maurices has already been completely absorbed in our third quarter results and our fourth quarter projections. So, with the strong momentum continuing through May, the first month of our fourth quarter, we are raising our guidance for the '07 fiscal year to the $1.38 to $1.40 range. Guidance for fiscal '08 will be provided at our fiscal year ending conference call in September. I would also like to remind everyone of the change in our sales reporting schedule. We will begin reporting sales and comps on a quarterly basis and discontinue monthly reporting. We feel this is a better way to present our performance, given the month-to-month volatility created by extreme weather or holiday shifts.

Thank you for your interest, and I would now like to open it up for questions. Operator?

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QUESTION AND ANSWER

Operator

Yes. (OPERATOR INSTRUCTIONS) Your first question comes from the line of Janet Kloppenburg with JJK Research.

Janet Kloppenburg - JJK Research - Analyst

Good morning, everyone.

David Jaffe - Dress Barn, Inc. - President & CEO

Hi, Janet.

Janet Kloppenburg - JJK Research - Analyst

Hi, guys, congratulations. Just a couple of questions for Lisa on the plus size business. How soon do you think you'll have full assortments in the stores? And I think I heard you correctly in saying there should be no markdown issue with the men's product, but if maybe you could go over that? And for both businesses, if I could learn a bit more about the plans for the direct marketing spend for the fourth quarter and beyond. Will that level continue to rise? And Armand, what does that mean for the leverage point on the SG&A? Thank you.

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

I'll take the first two on that. On June 11th, we will launch size 16 to 24, and we will have a full assortment in the 400 stores that will carry the products, so June 11th. As far as the men's liquidation, we have liquidation built into all of our estimates so there will be no impact on the fourth quarter estimate at this point in time. It's completely comprehended with a full liquidation of the category.

Janet Kloppenburg - JJK Research - Analyst

Thank you, Lisa.

David Jaffe - Dress Barn, Inc. - President & CEO

On the direct marketing spend, Janet, let me pick that up. At Dress Barn year over year it's pretty much flat, or —

Janet Kloppenburg - JJK Research - Analyst

Okay.

David Jaffe - Dress Barn, Inc. - President & CEO

— we're basically anniversarying the same promos to essentially the same levels. At Maurices we are up. As I mentioned, we're increasing the quantity by a little over a factor of three for the May mailer and then the back-to-school mailer is about the same quantity as last year. So we're beginning now to anniversary ourselves, but the spend for the quarter is probably up about 20% or 25% or so, given the mix of the two mailers.

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Janet Kloppenburg - JJK Research - Analyst

For which quarter, David?

David Jaffe - Dress Barn, Inc. - President & CEO

Fourth quarter.

Janet Kloppenburg - JJK Research - Analyst

Fourth quarter. Okay.

David Jaffe - Dress Barn, Inc. - President & CEO

So all of this has already been baked into our numbers. We're not increasing beyond what we've talked about.

Janet Kloppenburg - JJK Research - Analyst

Right. And on the go forward and on the SG&A leverage point?

Armand Correia - Dress Barn, Inc. - CFO

Yes, let me take that. As far as Dress Barn stores, we believe that the 3.5% is still a pretty good leverage point on comps. As far as Maurices, again because of the marketing investment that we're putting in and obviously this whole conversion to the plus size, we believe that the leverage point will probably go up in the range of 4% to 5% —

Janet Kloppenburg - JJK Research - Analyst

Okay.

Armand Correia - Dress Barn, Inc. - CFO

— as far as comps for Maurices for the coming year.

Janet Kloppenburg - JJK Research - Analyst

Will the direct marketing spend continue to rise at Maurices?

David Jaffe - Dress Barn, Inc. - President & CEO

We're still working through the budgets for '08, Janet. We'll give you a better sense of that and a more specific guidance about tipping points and comps and all that at our September meeting.

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Janet Kloppenburg - JJK Research - Analyst

Okay, and just lastly for Keith. When you look back on the Easter spring season for Dress Barn, were there opportunities for category growth that you didn't exploit, perhaps that would have mitigated some of the weather issues that came upon you during the quarter? Were there any categories that you could have hedged (inaudible)?

Keith Fulsher - Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

Not really. I think it's tough to really come against that weather to cover that, but I do think that if I look at the quarter, I definitely could have done a little more denim business earlier in the quarter if I own the inventory, in all lengths from capris to longs. So I think that's an opportunity for me for next quarter, but certainly — next year, but certainly nothing to offset what happened in the month of April.

Janet Kloppenburg - JJK Research - Analyst

Great. Thank you, Keith, and congratulations, you guys.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Janet.

Operator

Your next question comes from Robin Murchison with SunTrust Robinson Humphrey.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Hey, good morning, and my congratulations.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Robin.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Okay, so for Lisa. The plus sizes, did I hear you right, it's in 400 stores, I think you have 587 at the end of May?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

That is true.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

And why isn't it in all stores?

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Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

In most cases it's size constraints of the location, yes.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Okay, and how long have you guys been flirting with the introduction of plus sizes?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

It's been in the development stage for just under a year.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Okay. And then it's been said in the past — and Armand will correct me I know if I'm wrong — that the operating margin goal could maybe be 13% to 15% for the Maurices division. With these changes in mind, can you update us on that? Presumably — and also correct me if I'm wrong — the productivity of the men's, I think was about $100 asquare foot and consolidated about $160 per square foot?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

Yes.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Presumably we'd get an increase of something on a consolidated level obviously over $160 a square foot. so maybe could you comment on that and then potential operating margin in the division?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, let me touch on that if I may, Robin. We obviously are undertaking this shift into plus size, 16 to 24, and out of men's because we think long-term it's got tremendous potential. At this time, we're not giving any specific guidance — we haven't even launched it yet — other than to say we think it's going to be better than men's. The improvement on operating margin, the improvement on productivity per square foot remains to be seen, and so at this time, we're not going to guess what it might be. When we have the September call and we've had a little bit of experience in our belt, we'll be much more in a position to give you some read of how it's performing and what we think it's capable of.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

Okay, thank you, David. And then just share count for fourth quarter something less than 70 million?

Armand Correia - Dress Barn, Inc. - CFO

I think a good number would probably be about 70.1 million, 70.2 million, in that range. Just about 70 million.

Robin Murchison - SunTrust Robinson Humphrey - Analyst

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Okay. Thank you very much.

Operator

Your next question comes from the line of Chris Kim with JPMorgan.

Chris Kim - JPMorgan - Analyst

Good morning, everyone. Great results.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Chris.

Chris Kim - JPMorgan - Analyst

Especially in this tough environment. Armand, could you give us the sales by division? I'm sorry if I missed that.

Armand Correia - Dress Barn, Inc. - CFO

Comp sales you're looking for?

Chris Kim - JPMorgan - Analyst

No, just the total sales.

Armand Correia - Dress Barn, Inc. - CFO

The total sales? Dress Barn will be $347.9 million for the quarter. It broke down between Dress Barn at $228.6 million and Maurices, $119.3 million. Basically Dress Barn stores division represented for the quarter at 66% of the overall volume and Maurices 34% of the overall volume.

Chris Kim - JPMorgan - Analyst

Okay. And Lisa, with respects to the addition of plus sizes, can you give us a sense of what the mix is going to be between private label and branded?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

It will mirror the existing mix within Maurices, so it will be right between 90% and 95% proprietary, and the balance of the 10% would be branded, with the majority of that being in denim.

Chris Kim - JPMorgan - Analyst

Okay. And so will the assortment merely be an edited assortment of the rest of the store or is there kind of a —?

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Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

It will complement the rest of the store. There will be some styles that are duplicative, but the attitude and the flavor would satisfy the same customer.

Chris Kim - JPMorgan - Analyst

Okay. And what percentage of the stores, or what number of the stores had men's in them? Is it about 60% or two-thirds of the store, is that correct?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

Yes, just about the same as the 16 to 24.

Chris Kim - JPMorgan - Analyst

Okay. And — so do you have the sales productivity of the men's portion of the business that you can give us?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

As we reported earlier, the men's sales per square foot has been approximately $100 a square foot.

Chris Kim - JPMorgan - Analyst

Okay. And about — the allocation of square footage to the men's, I guess pre the liquidation was about — did you say 6% or 7% of the total square footage at Maurices?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

No, it was — averaged about 15% of the square footage in the locations that it was in.

Chris Kim - JPMorgan - Analyst

Okay. Okay. All right. Great. Thanks and good luck.

Operator

Your next question comes from the line of Mark Montagna with C. L. King.

Mark Montagna - C. L. King - Analyst

Hi, a few questions. Can you tell us the exact number of stores that had men's — you might have said it on the call — and then the exact number of store that is will have plus?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

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Men's was in about 325 doors, and plus will be in 400 doors.

Mark Montagna - C. L. King - Analyst

Okay. And then — let's see, with the stores that are going to get the plus merchandise, are you scaling back in any way on some of the regular size merchandise to maybe edit out certain lines or edit things down a little for some slower categories?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

Not at this point in time, we are not.

Mark Montagna - C. L. King - Analyst

Okay. Will all the men's merchandise be gone by the end of July?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

Yes, it will be.

Mark Montagna - C. L. King - Analyst

Okay.

David Jaffe - Dress Barn, Inc. - President & CEO

We're saving a share for you, Mark.

Mark Montagna - C. L. King - Analyst

That's just what I was hoping for.

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

It's a graphic — it's a graphic screen.

Mark Montagna - C. L. King - Analyst

Yes, that's exactly what I was hoping for. Okay, that was all I had.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Mark.

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

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Thank you.

Operator

Your next question comes from the line of [Mark Mettinger] with Stanford Group.

Mark Mettinger - Stanford Group - Analyst

Congratulations, everybody.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Mark.

Mark Mettinger - Stanford Group - Analyst

A few quick questions. Lisa, the price points for the plus size and the men's would be similar or —?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

I would say the pricing on the plus size would be a bit higher than men's based on balance of assortment. Men's was very much driven by screen tees and polos, which are at the lower end of the scale, and we do have dresses and the career business along with casual in plus size, so it will run a tad higher than what men's did.

Mark Mettinger - Stanford Group - Analyst

Okay, so that should naturally help the comp? Just on the mix?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

We would hope so.

Mark Mettinger - Stanford Group - Analyst

Okay. Keith, the dress cycle, how long do you expect it to continue?

Keith Fulsher - Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

It's going to go straight forward through the fall season. Of course, there's dips and you know it'll slow down in the month of September, but then it'll pick again at the end of October. But certainly being a trendy classification, it's showed strength throughout the whole year.

Mark Mettinger - Stanford Group - Analyst

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Okay, so really through the balance of 2007 — calendar 2007 you expect it to continue?

Keith Fulsher - Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

Definitely.

Mark Mettinger - Stanford Group - Analyst

Okay. And Armand, I think you said the two weeks in April caused the consolidated comps to drop 4%?

Armand Correia - Dress Barn, Inc. - CFO

That's correct, for the quarter.

Mark Mettinger - Stanford Group - Analyst

Right, for the quarter, all right. And your inventory at Dress Barn, I think you said on a per square foot basis was up 4% at Dress Barn and 15% at Maurices?

Armand Correia - Dress Barn, Inc. - CFO

That's correct.

Mark Mettinger - Stanford Group - Analyst

Okay. And I'm sorry, why is it up those levels?

Armand Correia - Dress Barn, Inc. - CFO

Well, first of all, at Dress Barn, if you look at the unit growth for Dress Barn stores, we're up approximately 2% to 3%. Obviously average store inventories at Dress Barn are up 4.5%, so that's pretty much in line. And at Maurices, as I mentioned, average store inventories are up 13.5%, and it's obviously supported by a 10.5% increase in the number of total stores versus last year.

Mark Mettinger - Stanford Group - Analyst

Okay. I wasn't looking on total. I'm saying on a per square foot basis.

Armand Correia - Dress Barn, Inc. - CFO

Per square foot basis, Dress Barn was up 4% and Maurices up a little more than a 13.5%. They were up on a square footage basis 15.5%.

Mark Mettinger - Stanford Group - Analyst

Right, and that'sw what I don't understand. The additional units wouldn't account for the —?

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Armand Correia - Dress Barn, Inc. - CFO

Well, the additional units represent 10.5%, and if you look at the sales trend of Maurices, one could say that maybe we should have a little more than 15.5% in the average Maurices' store. So we're comfortable with that, it's right on. If you look at the store growth and look at the trend of their business, I'm very comfortable. It's really in line with our plan.

Mark Mettinger - Stanford Group - Analyst

Okay. And looking in May, do you have any breakout between transactions, average ticket for Maurices and Dress Barn, because May was a clean month in terms of weather, right?

Armand Correia - Dress Barn, Inc. - CFO

That's correct. I could probably — rather than hold up — why don't I take that call — I'll give you a call later after the conference call.

Mark Mettinger - Stanford Group - Analyst

Okay, and la —

Armand Correia - Dress Barn, Inc. - CFO

But certainly I think it's fair to say that on Maurices, most of the metrics, including traffic, UPTs, everything just got blown right out — I mean, everything was very positive. And at Dress Barn we also saw some of the key sales metrics as positive, but the specifics I can discuss that later.

Mark Mettinger - Stanford Group - Analyst

Okay, but they were all positive in—?

Armand Correia - Dress Barn, Inc. - CFO

Yes.

Mark Mettinger - Stanford Group - Analyst

— in terms of the metrics at Dress Barn.

Armand Correia - Dress Barn, Inc. - CFO

The majority of them were positive and obviously the key metric here has always been the issue of Maurices' traffic and for the month of May, it was plus.

Mark Mettinger - Stanford Group - Analyst

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Okay.

David Jaffe - Dress Barn, Inc. - President & CEO

I think I mentioned early, Mark, that Maurices traffic was up 1% in May, and although we don't have traffic counters at Dress Barn, Dress Barn's transactions, which are a pretty good proxy, were up 6%.

Mark Mettinger - Stanford Group - Analyst

Okay. And lastly, David, the alternatives for cash, any ideas?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, it's the likely suspects. The idea of doing some type of share repurchase or tender offer is always on our minds, especially as the stock started dipping down a few weeks ago. We're meeting with the board tomorrow, so we'll be talking about that and some other opportunities. But really it's very much at the early stages of the discussion.

Mark Mettinger - Stanford Group - Analyst

Got it, okay. Good luck, guys.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Mark.

Operator

Your next question comes from the line of Shaun Smolarz with Sidoti and Company.

Shaun Smolarz - Sidoti & Company - Analyst

Hi, good morning.

Armand Correia - Dress Barn, Inc. - CFO

Hi, how you doing, Shaun?

Shaun Smolarz - Sidoti & Company - Analyst

Doing well. My first question relates to the genesis of the Maurices strategic initiatives. When the Company purchased Maurices, had you considered exiting the men's business at that time?

David Jaffe - Dress Barn, Inc. - President & CEO

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Well, I think Lisa and I had numerous conversations before we got involved with Maurices and subsequent, and we're always analyzing all aspects of our business until — whether it's exiting men's or adding new categories, like fragrance or lounge, that's the nature of a good merchant and Lisa's done a wonderful job of tweaking the mix there. This was a bigger tweak than some of the others, but we think it'll be particularly effective and it's something we thought long and hard about, and as she mentioned earlier, we've been working on for a better part of a year.

Shaun Smolarz - Sidoti & Company - Analyst

And did you consider possibly filling in the men's square footage with existing women's assortments rather than going with the plus size?

David Jaffe - Dress Barn, Inc. - President & CEO

Certainly, Shaun, we looked at all the options, and we felt this was the best opportunity to create more value.

Shaun Smolarz - Sidoti & Company - Analyst

Okay, sounds good. With regards to possible acquisitions and given the pricing multiples that private equity players are assigning many retailers, have you considered possibly changing on some of the acquisition criteria to include perhaps turn-arounds and to purchase relatively more (inaudible)?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, I'll never say never, but most of the turn-arounds are troubled for a reason and I'm not always sure what those reasons are. If the existing management team — just to use an example where Limited has recently sold off its Express division, it's Lex Wexner, who's kind of the God of speciality retailing, couldn't figure out how to turn it around, I'm not sure that we can. So we're very, very cautious looking at turn-arounds because if they don't turn around, they can really hurt you.

Shaun Smolarz - Sidoti & Company - Analyst

That's understandable. My last question is what's the average rent per square foot for a Dress Barn and Maurices?

David Jaffe - Dress Barn, Inc. - President & CEO

I'm going to throw out a number and I'm going to ask Armand to verify it, but I think the rent — not total occupancy, but the rent number for Dress Barn today is probably in the upper teens and in Maurices it's probably in the mid teens. And Armand can confirm that.

Armand Correia - Dress Barn, Inc. - CFO

I think that sounds approximately right.

Shaun Smolarz - Sidoti & Company - Analyst

Okay. And so a Maurices has a little bit lower rent from small markets are cheaper to —?

David Jaffe - Dress Barn, Inc. - President & CEO

Exactly, that's right.

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Shaun Smolarz - Sidoti & Company - Analyst

All right. Thank you very much.

David Jaffe - Dress Barn, Inc. - President & CEO

Okay.

Operator

Your next question comes from the line of [Ryan Lempheria] with (inaudible) Capital.

Ryan Lempheria Analyst

Thanks a lot and congratulations.

David Jaffe - Dress Barn, Inc. - President & CEO

Thank you.

Ryan Lempheria Analyst

I just want to ask about free cash flow. You put up slides before suggesting a $30 million working capital benefit for this year and wondering if that is still intact and the legs to continuing that in the coming year?

David Jaffe - Dress Barn, Inc. - President & CEO

I'm not sure the slide you're referring to. What I have shown are slides that show the net free working ca — cash flow. I'm not sure we've ever shown anything with working capital specifically.

Ryan Lempheria Analyst

Well, it's just taking that — the slide of operating cash flow and backing out the net income and depreciation.

David Jaffe - Dress Barn, Inc. - President & CEO

We're comfortable with our cash flow projections, if that's a question you're asking.

Ryan Lempheria Analyst

And I guess the other question is what total Company comp store sales gains are implied in the fourth quarter earnings guidance?

David Jaffe - Dress Barn, Inc. - President & CEO

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Well, we're still holding to that 4% projection, so given that we've done pretty well in the May, which we've just released at the 10%, we can do the 4% in June and July, we should be right on target for a $1.38 to $1.40.

Ryan Lempheria Analyst

Thanks very much. Good luck.

David Jaffe - Dress Barn, Inc. - President & CEO

Thank you.

Operator

Your next question comes from the line of [Tara Darie] with Merriman Curhan Ford.

Tara Darie - Merriman Curhan Ford - Analyst

Good morning. I just have a question about the marketing target for the plus size customer. I know you talked a little bit about the back-to-school mailer debut and also expenses, but I'm just curious if you have maybe a separate data base that you're targeting or if you could give us some insight into that?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, we're certainly going to build the data base similar to what we've done at Dress Barn. Dress Barn has had large [sets] for much longer, obviously. and we have a separate mailer several times a year for the large size customer. So it would be our intent over time to be able to develop that same data base for Maurices. And the way we're doing it is through different promos in store and through the different incentives to get that customer to sign up, and also through our data base we're able to track what purchases she makes. So for example, if a customer has purchased something from our 16 to 24 shop, we can then send that mailer to that customer — that large size mailer to that customer.

Tara Darie - Merriman Curhan Ford - Analyst

Okay. Great. Thanks. And then just one more question. Do you have a separate merchandising team or just a team in general in place for this or is it on top of Maurices existing duties?

David Jaffe - Dress Barn, Inc. - President & CEO

Lisa?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

We have a — we have a team dedicated to these sizes. In some cases, it's some of the men's teams that had been women's apparel merchants before, but we have a team dedicated to 16 to 24.

Tara Darie - Merriman Curhan Ford - Analyst

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Okay. Great. Thank you so much. Good luck.

David Jaffe - Dress Barn, Inc. - President & CEO

Thank you.

Operator

Your next question comes from the line Paula Kalandiak with First Albany Capital.

Unidentified Participant - First Albany Capital - Analyst

Hi, guys, this is (inaudible) for Paula.

David Jaffe - Dress Barn, Inc. - President & CEO

Hi, (inaudible).

Unidentified Participant - First Albany Capital - Analyst

Congratulations on the quarter. Couple of quick questions. On CapEx, what was it for third quarter?

Armand Correia - Dress Barn, Inc. - CFO

Well, we're still projecting at $65 million for both brands. As far as —

David Jaffe - Dress Barn, Inc. - President & CEO

Third quarter.

Armand Correia - Dress Barn, Inc. - CFO

Oh, I'm sorry. What was that, the third quarter?

Unidentified Participant - First Albany Capital - Analyst

Yes, just for third quarter.

Armand Correia - Dress Barn, Inc. - CFO

Let me look it up. I'll give you a specific. Go ahead if you've got another question while —

Unidentified Participant - First Albany Capital - Analyst

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Sure. And for the depreciation, the run rate going forward, would it be similar to your third quarter?

Armand Correia - Dress Barn, Inc. - CFO

Yes, it would. I think what we basically had in third quarter, that particular run rate you can use going forward. It's slightly higher. I think it's a tenth higher than last year, but it's a good run rate.

Unidentified Participant - First Albany Capital - Analyst

Okay, and then the —

Armand Correia - Dress Barn, Inc. - CFO

And on the CapEx, why don't I give you call after the conference call and I'll go over it with you.

Unidentified Participant - First Albany Capital - Analyst

Okay, no problem. And then the tax rate for the third quarter, what was the reason for the lower tax rate?

Armand Correia - Dress Barn, Inc. - CFO

What happened was we filed our state tax returns and there was a true-up based on — now that we knew what the actual rates were, we were able to take a slight advantage on the effective rate.

Unidentified Participant - First Albany Capital - Analyst

Okay. And just a clarification, for the rate going forward, is it 38%?

Armand Correia - Dress Barn, Inc. - CFO

38% is more a normalized rate for the fourth quarter.

Unidentified Participant - First Albany Capital - Analyst

Okay, great. Thank you very much, guys.

Armand Correia - Dress Barn, Inc. - CFO

All right, thanks.

Operator

Your next question comes from the line of Margot Murtaugh with Snyder Capital.

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Margot Murtaugh - Snyder Capital - Analyst

Yes, thanks a lot. I just wondered what the total increase in marketing expense for this fiscal year will be versus last year and then in fiscal '08 does it level off or —?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, we're not going to talk about '08 today, we're still working through our budgets. But '07, I'll turn it over to — Armand's got the numbers.

Armand Correia - Dress Barn, Inc. - CFO

Yes, let me — on — again the big spend here is really Maurices, and we're looking for the full year marketing spend of approximately $7.4 million for the full year and that compared to $4.5 million last year. So again, we're looking at Maurices at a 1.5% and we're going to continue Dress Barn at approximately the 1.6% of sales number that we've had historically.

Margot Murtaugh - Snyder Capital - Analyst

Okay, great. And in new stores, are you allocating more square footage to plus and do you think over the long run you're going to look at new stores where you'll be having more square footage?

David Jaffe - Dress Barn, Inc. - President & CEO

Yes, that's —

Margot Murtaugh - Snyder Capital - Analyst

Is 15% enough of how are you going to —

David Jaffe - Dress Barn, Inc. - President & CEO

Well, at least initially we're taking the size of the store up a bit and the new prototype is 5,000 square feet. And we think that gives us enough space for at least our initial presentation of 16 to 24, which will be about 20-odd percent of the store selling square footage, so we think it gives us enough room to do a decent job in both our women's as well as our 16 to 24 area —

Margot Murtaugh - Snyder Capital - Analyst

Okay.

David Jaffe - Dress Barn, Inc. - President & CEO

— plus all the other categories that we currently carry.

Margot Murtaugh - Snyder Capital - Analyst

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Okay, great. And then I was going to ask about the breakdown of the 18% comp for Maurices?

Lisa Rhodes - Dress Barn, Inc. - Chief Merchandising Officer - Maurices

The 18% comp really — it came from really three major initiatives — and I'll go back to the product piece in a moment — but obviously one was product and I'll give a little more color to that. But also the metrics and the field associates did a phenomenal job with building sales and converting more people and the marketing investment brought more guests in, so it was really a combination of product, field associates and marketing. From the product standpoint, a great percentage of it came from our initiative businesses, as I had mentioned, which is lounge apparel, dresses, and wear-at-work essentials. And then we also increased business in the casual sector of the Company, and much of that was based on opportunities that had presented themselves last year.

Margot Murtaugh - Snyder Capital - Analyst

Okay. Well, thanks very much and congratulations.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Margot.

Operator

(OPERATOR INSTRUCTIONS) And your next question is a follow up from Mark Montagna with C.L. King.

Mark Montagna - C. L. King - Analyst

Hi. Couple more questions. With the current state of your inventory, can you categorize how much more current it is versus last year at this time?

Keith Fulsher - Dress Barn, Inc. - Chief Merchandising Officer - Dress Barn Stores

Very current — it's tough for me right now in front of me, but I'd say much more current than last year. In other words, our inventory going forward, we're in great shape. We have — in pure dollars, there's less, let's call it prior season merchandise than there was last year. I don't have the percentage at my fingertips.

Margot Murtaugh - Snyder Capital - Analyst

Okay.

Armand Correia - Dress Barn, Inc. - CFO

Mark, this is Armand. We typically don't give that out, but I can kind of tell you that in both Maurices and Dress Barn, the current mix is probably anywhere from 4% to 8% better between both of the brands.

Mark Montagna - C. L. King - Analyst

Okay. When you say 4% to 8% better, what are —?

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Armand Correia - Dress Barn, Inc. - CFO

If indeed — let's say that our current and fall inventory position let's say represents hypothetically 80%, last year might have been 75% and this year it's probably more current and based on the numbers I gave you it's probably more like 80% if you use those kind of benchmarks.

Mark Montagna - C. L. King - Analyst

Okay. Then just looking at the Dress Barn division with your buying capability how you buy, I guess roughly half of it direct and half in the marketplace, can you just walk us through how you're able to accelerate and decelerate your inventory flows depending upon how the sales are going, because I would imagine that came into play back in early April?

David Jaffe - Dress Barn, Inc. - President & CEO

Well, we've been getting better and better at buying closer to needs, so — not only from the domestic market but also from our import buys, so we buy year round. We don't buy in big clumps anymore, so we're able to react to situations like that. And, Mark, as you know, my focus has been to keep the store lev — inventories levels down anyway to pick up the turn, so you take all that into account and I'm able to really quote whether the storm, so to speak, when you had a couple of bad weeks like we had.

Mark Montagna - C. L. King - Analyst

Okay, great. That was all I had.

David Jaffe - Dress Barn, Inc. - President & CEO

Thanks, Mark.

Operator

There are no further questions in the queue, sir.

David Jaffe - Dress Barn, Inc. - President & CEO

Thank you very much, operator, and I'd like to thank everyone again for listening in. If you have any further follow-up questions, we're certainly available, and we will look forward to speaking to you at our fiscal year end call in September. Thank you.

Operator

This concludes the presentation. You may now disconnect, and have a great day.

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